Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE NAMES FRANS HIJKOOP CHIEF HUMAN RESOURCES OFFICER
NEW YORK, Aug. 15, 2011 – MetLife, Inc. (NYSE: MET) today announced that Frans Hijkoop will join the company as executive vice president and chief human resources officer, effective Aug. 29, 2011. Hijkoop will report to President and Chief Executive Officer Steven A. Kandarian and become a member of MetLife’s executive group.
“With his strong track record of driving human resources excellence for global companies, Frans is a recognized leader who will help us attract, develop and retain top talent for MetLife’s businesses worldwide,” Kandarian said. “Frans will play a critical role in ensuring the successful integration of Alico and in positioning MetLife for profitable growth.”
Hijkoop comes to MetLife from PepsiCo Inc., where he was chief personnel officer and senior vice president of human resources for the company’s Americas Foods division, a business with $23 billion in revenue and 140,000 employees. Prior to this role, he was chief personnel officer and senior vice president of human resources for PepsiCo’s more than 100 international markets outside North America. Hijkoop also worked at PepsiCo earlier in his career, from 1996-2003, including an assignment as senior vice president of human resources with responsibility for the integration of PepsiCo’s $14 billion acquisition of Quaker Oats.
In between his positions at PepsiCo, Hijkoop served in London as chief human resources officer and as an executive committee member at Lloyds TSB PLC. He was responsible for all human resources activities including executive talent development and succession planning at the company, a FTSE 100 firm with 70,000 employees in 20 countries.
Earlier in his career, Hijkoop was a human resources executive with Unilever PLC in London and with Mobil Oil B.V. in Rotterdam, the Netherlands. A native of the Netherlands, Hijkoop earned his master’s degree in English from Utrecht University in 1985.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 60 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors”, MetLife, Inc.’s Current Report on Form 8-K dated March 1, 2011 and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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